Exhibit 99.2

Transocean’sPresentation: AgreementoAcquireSonga Offshore August 15, 2017

Legal Disclaimer

The statements described in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company's newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the expected timing and likelihood of the completion of the proposed acquisition of Songa Offshore SE (the "Transaction"), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement for the Transaction; regulatory or other limitations imposed as a result of the Transaction; the success of the business following completion of the Transaction; the ability to successfully integrate the Transocean and Songa businesses; the possibility that Transocean's shareholders may not approve certain matters that are conditions to the Transaction or that the requisite number of Songa shares may not be tendered in the public exchange offer; the risk that the parties may not be able to satisfy the conditions to closing of the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that the announcement or completion of the Transaction could have adverse effects on the market price of Transocean's or Songa's shares or the ability of Transocean or Songa to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that Transocean may be unable to achieve expected synergies from the Transaction or that it may take longer or be more costly than expected to achieve those synergies; and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2016, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov, and in Songa's annual and quarterly financial reports made publicly available. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company's website at: www.deepwater.com.

Additional Information and Where to Find It

In connection with the Transaction, Transocean will file with the U.S. Securities and Exchange Commission (the "SEC") a proxy statement (the "Proxy Statement") and Transocean and Transocean, Inc. ("TINC"), will file a Registration Statement on Form S-4 (the "Registration Statement") containing a prospectus with respect to the shares and bonds to be issued in the Transaction and the related exchange offers (the "Prospectus"). When available, Transocean will mail the Proxy Statement to its shareholders in connection with the vote to approve certain matters in connection with the Transaction and will distribute the Prospectus to certain Songa security holders in the United States in connection with the Transaction and related exchange offers contemplated by the transaction agreement. Transocean and TINC are also expected to file an offer document with the Financial Supervisory Authority of Norway (the "Norwegian FSA").

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Legal Disclaimer (continued)

INVESTORS AND SECURITYHOLDERS ARE URGED TO READ CAREFULLY THE DEFINITIVE PROXY STATEMENT AND/OR PROSPECTUS REGARDING THE TRANSACTION IN ITS/THEIR ENTIRETY WHEN THEY BECOME AVAILABLE (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) OR ANY DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT OR PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. You may obtain, free of charge, copies of the definitive Proxy Statement, Prospectus and Registration Statement, when available, and other relevant documents filed by Transocean with the SEC, at the SEC's website at www.sec.gov. In addition, Transocean's shareholders may obtain free copies of the Proxy Statement and Prospectus and other relevant documents filed by Transocean and TINC with the SEC from Transocean's website at http://www.deepwater.com.

This communication does not constitute an offer to buy or exchange, or the solicitation of an offer to sell or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is not a substitute for any prospectus, proxy statement or any other document that Transocean and TINC may file with the SEC in connection with the Transaction. The final terms and further provisions regarding the public offer will be disclosed in the offer document after the publication has been approved by the Norwegian FSA and in documents that will be filed by Transocean and TINC with the SEC. No money, securities or other consideration is being solicited, and, if sent in response to the information contained herein, will not be accepted.

No offering of securities shall be made except by means of a prospectus meeting the requirements of the U.S. Securities Act of 1933, as amended, and any applicable European and Norwegian regulations. The transaction and distribution of this document may be restricted by law in certain jurisdictions and persons into whose possession any document or other information referred to herein com should inform themselves about and observe any such restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of any such jurisdiction. No offering of securities will be made directly or indirectly, in or into any jurisdiction where to do so would be inconsistent with the laws of such jurisdiction.

Participants in the Solicitation

Each of Transocean, TINC, Songa and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Transocean' shareholders with respect to the approvals required to complete the Transaction and the solicitation of acceptances for the Offer. More detailed information regarding the identity of these potential participants, and any direct or indirect interests they may have in the Transaction, by security holdings or otherwise, will be set forth in the Proxy Statement and Prospectus when they are filed with the SEC. Information regarding Transocean's directors and executive officers is set forth in the definitive proxy statement on Schedule 14A filed by Transocean with the SEC on March 16, 2017 and in the Annual Report on Form 10-K filed by Transocean with the SEC on March 7, 2017. Additional information regarding the interests of participants in the solicitation of proxies in respect of the extraordinary general meeting and the Offer will be included in the Proxy Statement to be filed with the SEC. These documents are available to Transocean's shareholders free of charge from the SEC's website at www.sec.gov and from the investor relations section of Transocean's website at www.deepwater.com.

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Transaction Benefits

- ✓ Strengthens Transocean's position as the undisputed leader in harsh environment and ultra-deepwater drilling
- ✓ Adds four contracted, high-specification harsh environment semisubmersibles to the fleet
- ✓ Increases Transocean's industry leading backlog by ~$4.1 billion into 2024
- ✓ Strengthens Transocean's relationship with Statoil, a strategic customer, in a desirable market
- ✓ Provides cost and operational synergies of ~$40 million annually
- ✓ Expected to be accretive on key metrics including: EBITDA, Operating Cash Flow, and Net Debt / EBITDA

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High-Specification Harsh Environment Contracted Semisubmersibles*


Songa Equinox


Songa Encourage


Songa Endurance


Songa Enabler

* Songa's rigs are initially contracted for 8 year terms with Statoil; dayrates range from $444K - $490K

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Strengthens Transocean's Fleet



60
50
40
30
20
10
0
# of Floaters
Harsh Environment Floaters
Harsh Environment Under Construction
Ultra-Deepwater Floaters
Ultra-Deepwater Under Construction
Deepwater & Midwater Floaters
55
11
30
4
10
48
7
30
4
7
33
8
1
19
5
26
18
3
5
18
11
7
14
13
1
14
14
7
4
3
7
7
4
4
RIG / SONG
RIG
SDRL
ESV / ATW
DO
NE
ORIG
SONG
PACD
RDC

Source: Fleet Status Reports

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Transocean Fleet Transformation


April 2013
Pro Forma Combined Fleet*
UDW & HE Floaters
34
HS
Jackups
DW &
MW
Other Rigs
49
UDW & HE Floaters
45
DW & MW
Other Floaters
~10

- To date 33 floaters recycled with a continued focus on retiring older, less capable assets
- Rigs in the combined fleet will be re-ranked, which may result in additional rigs being recycled

* Includes rigs currently under construction

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~40% Increase to Transocean's Industry-Leading Backlog

Pro Forma $14.3 Billion Contract Backlog of Combined Company*


Over 90% with Investment Grade Companies
Songa Offshore
Transocean
US$ billions
3.0
2.5
2.0
1.5
1.0
0.5
0.0
$1.6
0.4
1.2
Remaining 2017
$2.7
0.7
2.0
2018
$2.0
0.7
1.3
2019
$1.7
0.7
1.0
2020
$1.6
0.6
1.0
2021
$1.3
0.6
0.7
2022
$1.1
0.4
0.7
2023
$2.3
2.3
2024-28

* Contracted operating dayrate multiplied by the contract duration for future periods as of latest public backlog. Also includes agreement with Borr Drilling to operate two jackups in Thailand.

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Transaction Summary

Proposed Transaction	Transocean to exchange all outstanding shares of Songa Offshore with 50% RIG equity, 50% convertible bond; with capped cash option component
Consideration Summary	• Total consideration of ~$3.4 billion: • $1.7 billion – Assume Songa Offshore's net debt • $660 million estimated – Issue Transocean Inc. convertible bond • $540 million estimated – Issue Transocean Ltd. equity • $480 million estimated – Transocean cash contribution
Pre-acceptances	• 76.6% of Songa Offshore shareholders have executed irrevocable pre-acceptances
Pro Forma Ownership**	• ~76% Transocean shareholders • ~24% Songa Offshore shareholders and bondholders
Board Representation	• Frederik Wilhelm Mohn
Select Closing Conditions	• 90% Songa Offshore shareholder approval; Transocean extraordinary general meeting approval • Customary closing conditions, including regulatory approvals
Timeline	• Targeted closing – Q4 2017

* Excludes existing contract backlog
** Estimate, subject to mix of final consideration

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Voluntary Offer– Key Terms

Songa Offshore Shareholders – Consideration	• Combination of 50% newly issued shares of Transocean Ltd. and 50% convertible bonds issued by Transocean Inc. exchangeable into new shares of Transocean Ltd.; with a capped cash option component described below
Songa Offshore Shareholders - Capped Cash Option	• Each Songa Offshore shareholder may elect to tender up to 2,631 Songa Offshore shares under the Offer for cash of NOK 47.50 per share, i.e. up to a total of NOK 125,000 in cash per Songa Offshore shareholder

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Convertible Bond – Key Terms

Price	• At par, USD $660 million estimated of convertible debt issued by Transocean Inc.
Reference Price	• USD $8.39 per share
Maturity	• Q4 2022, five years from issue date
Coupon	• 0.5% per annum, payable semi-annually
Conversion Price	• Conversion Price will be set at a 22.5% premium to the underlying Reference Price
Status	• Senior unsecured
Other	• Non-callable for the life of the instrument

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Cost / Operational Synergies

- ✓ G&A cost optimization
- ✓ OEM maintenance agreements
- ✓ Supply chain / logistics savings
- ✓ Performance efficiencies / technology / real time decision making
- ✓ Insurance premium reductions
- ✓ Leading industry UDW/HE experience / fleet management with a proposed new Harsh Environment Center of Excellence in Norway

Expected Annual Synergies

~$25 million reduction of expected pre-tax annual administrative expenses

~$15 million reduction of expected pre-tax annual operational expenses

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Strong Liquidity – Pro Forma Through 12/31/19


Potential Future Revolving Credit Facility and Secured Financing Capacity
4.0
3.0
2.0
1.0
0.0
US$ Billions
~$2.2B
~$0.8B – 1.2B
~$0.7B
~$1.7B*
~$0.6B - $1.0B
Cash at 6/30/17, pro forma
Operations Cash Flow through 2019**
CapEx through 2019
Debt-Due through 2019
Projected Liquidity at 12/31/19

* Excludes Eksportfinans debt

** Source: Transocean and consensus estimates

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Net Debt / Consensus EBITDA*



Pro Forma Combined Company Has One Of The Lowest Leverage Ratios Among Peers
30.0
25.0
20.0
15.0
10.0
5.0
0.0
3.8
5.3
5.3
5.3
5.9
5.9
7.8
14.2
51.5
DO
Songa Offshore
RIG / Songa Offshore Pro Forma
RIG
RDC
ESV
NE
SDRL
ATW

Source: Bloomberg and company filings
* 2018

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* ProFormaAdjustedDebt MaturityProfileaCt losing 4.0 Offshore 3.5 $3.1 Transocean 3.0 2.5 2.0 $1.8 $1.7 1.5 3.0 1.0 0.5 0.0 2017-2019 2019 2020-2022 2023-2024 2025+ * Pro Forma adjusted debt excludes Eksportfinans debt 15 US$billions So nga RIG’s$3BRevolvinCgredit Facility(CurrentlyUndrawn) $2. 6

Conclusion

Combines two prominent offshore drillers, resulting in:

✓A high-graded fleet, adding four harsh environment semisubmersibles

✓A backlog of ~$14.3 billion supported almost entirely by investment grade customers

✓A strengthened footprint in harsh environment areas including Norway, Canada, UK, and the Arctic

✓A continued streamlining of the combined fleet and organizations safely delivering more efficient drilling services to our customers

Further solidifies RIG as the undisputed leader in UDW and HE

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Transocean’sPresentation: AgreementoAcquireSonga Offshore August 15, 2017